THIS SECURITY AND PLEDGE AGREEMENT, dated as of August 31,
1999 (the "Agreement"), is by and among Health-Chem Corporation (the "Company"), a New York corporation, Herculite Products, Inc. and Hercon Environmental Corporation (the "Sellers" and together with the Company, the "Pledgor") and Bankers Trust Company, a New York banking corporation (the "Pledgee"). All capitalized terms used herein and not defined are used as defined in the Asset Purchase Agreement dated as of July 20, 1999 (the "Purchase Agreement") by and between the Sellers and Aberdeen Road Company (the "Buyer").

                         W I T N E S S E T H

     WHEREAS, the Company issued its 10.375% Convertible
Subordinated Debentures (the "Debentures") due April 15, 1999 pursuant to an indenture (the "Indenture") dated as of April 15, 1981 between the Company and the Pledgee, a trustee; and

     WHEREAS, the Company defaulted on the Debentures by failing to make the principal payment due on the Debentures on April 15, 1999; and
     WHEREAS, the Sellers are second and third-tier subsidiaries of the Company and are selling substantially all of their assets (the "Purchased Assets") to the Buyer pursuant to the Purchase Agreement; and

     WHEREAS, the Sellers, the Buyer and the Escrow Agent have entered into an escrow agreement dated as of August 18, 1999 (the "Escrow Agreement") pursuant to which the Buyer shall deposit with Rhoads & Sinon LLP, a Pennsylvania limited liability partnership, as escrow agent (the "Escrow Agent") $550,000 (the "Collateral") out of the Cash Purchase Price payable to the Sellers at closing; and

     WHEREAS, the Pledgor desires to secure the obligations of the Company under the Indenture by granting to the Pledgee, for the benefit of the holders of the Debentures, a perfected security interest and lien upon all of their interest in the Collateral.

     NOW, THEREFORE, in consideration of the promises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. SECURITY FOR OBLIGATIONS. This Agreement is made by the Pledgor for the benefit of the Pledgee on behalf of the holders of the Debentures to secure:

          (i) all amounts due and payable pursuant to the Indenture;

          (ii) any and all obligations of the Pledgor from time to time under this Agreement; and

          (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Pledgor referred to in clause (i) or (ii) above, or of any exercise by the Pledgee of its rights hereunder, reasonable attorneys' fees and court costs.

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (iii) of this Section 1 being herein collectively called the "Obligations".

     2. DEFINITIONS. The following capitalized terms used herein shall have the definitions specified below:

     "Document" means this Agreement, the Indenture and other agreement or document entered into in connection herewith or therewith from time to time, and any amendment, modification or supplement to such various agreements and documents.

     "UCC" means the Uniform Commercial Code as in effect in the State of New York from time to time.

     3.   PLEDGE AND SECURITY INTEREST.

     3.1 Grant of Security Interest in the Collateral. To secure the Obligations now or hereafter owed or to be performed by the Pledgor, the Pledgor hereby grants, pledges and assigns to the Pledgee on behalf of the holders of the Debentures, and does hereby create a continuing security interest in favor of the Pledgee in all of the Pledgor's right, title, and interest to the Collateral managed by the Escrow Agent pursuant to the Escrow Agreement.

     3.2 Priority. The Pledgor intends the security interest in the Collateral in favor of the Pledgee on behalf of the holders of the Debentures to be prior to all other liens in respect of the Collateral, except that the rights of the Buyer shall be senior to those of the Pledgee. The Pledgor shall take all actions necessary or requested by the Pledgee to obtain and maintain, in favor of the Pledgee for the benefit of the holders of the Debentures, a perfected security interest in and lien upon the Collateral prior to all other liens except as aforesaid. It is understood, however, that the Collateral is subject to reduction and use in accordance with the terms of the Escrow Agreement and the Purchase Agreement.

     4. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement, the Indenture or any other Document or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement, the Indenture or any other Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar other circumstances or constitute a waiver of any of the rights of the Pledgee to any other or further action in any circumstances without demand or notice.

     5. FURTHER ASSURANCES. The Pledgor agrees that it will join with the Pledgee in executing and, at the Pledgor's own expense, file and refile under the UCC such financing statements, continuation statements and other documents in such offices as the Pledgee may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral hereunder and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

     6. TRANSFER BY THE PLEDGOR. The Pledgor will not sell, transfer, assign, or otherwise dispose of, grant any option with respect to, or mortgage, pledge, grant a security interest in or otherwise encumber any of the Collateral or any interest therein (except under this Agreement), except for such transaction as shall be subject to the rights of the Pledgee hereunder.

     7.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR.

     (a)  The Pledgeor represents, warrants and covenants that:

          (i) it is duly incorporated, validly existing and in good standing under the laws of its place of incorporation;

          (ii) the Sellers are the legal, beneficial and record owner of, and have good and marketable title to, all Collateral and they have sufficient interest in the Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, or other encumbrance whatsoever, except (i) interest of the Buyer therein, and (ii) the liens and security interests created by this Agreement);

          (iii) the Sellers have full power, authority and legal right to pledge all of the Collateral pledge by them pursuant to this Agreement;

          (iv) this Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

          (v) except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder or creditor of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Pledgor in connection with (a) the execution, delivery or performance of this Agreement, (b) the validity or enforceability of this Agreement, (c) the perfection or enforceability of the Pledgee's security interest in the Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

          (vi) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Pledgor, or of the certificate of incorporation or by-laws of the Pledgor or of any securities issued by the Pledgor, or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other contract, agreement or instrument or undertaking to which the Pledgor is a party or which purports to be binding upon the Pledgor or upon any of its assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of the Pledgor, except under this Agreement;

          (vii) this Agreement creates a valid and perfected priority security interest in the Collateral, subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party a lien or encumbrance on the property or assets of the Pledgor, except for the rights of the Buyer in the Collateral, which rights are senior to those of Pledgee, and subject to the due filing of a financing statement the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC to perfected security interests in respect of such Collateral; and

          (viii) the Pledgor has not executed and is not aware of any currently effective financing statement, charging instruments or other instrument similar in effect that is on file in any recording office covering all or any part of the Pledgor's interest in the Collateral, except such as may have been filed pursuant to this Agreement or the Escrow Agreement, and, so long as any of the Obligations remain unpaid, the Pledgor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except any financing statements filed or to be filed in respect of and covering (i) the interest of the Buyer in the Collateral, and (ii) the security interests granted hereby by the Pledgor.

     (b)  The Pledgor covenants and agrees that it will defend
Pledgee's right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever subject, however, to the terms of the Escrow Agreement.

     (c) The Pledgor further covenants and agrees that it shall not (without the prior written consent of the Pledgee) sell, transfer or otherwise dispose of the Collateral or any interest therein or attempt to agree to so dispose, other than subject to Pledgee's rights under this Agreement.

     8. PLEDGOR'S OBLIGATIONS ABSOLUTE, ETC. The obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, and circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 9 hereof), including without limitation:

          (i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any Document (other than this Agreement to the limited extent of such renewal, extension, amendment, modification, addition or supplement made in accordance with the terms of this Agreement), or any other instrument or agreement referred to herein or therein, or any assignment or transfer of any thereof;

          (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of this Agreement or any other Document (other than a waiver, consent or extension with respect to this Agreement to the limited extent thereof made in accordance with the terms of this Agreement);

          (iii) any furnishing of any additional security to the Pledgee, or its assignee or any acceptance thereof or any release of any security by the Pledgee, or its assignee;

          (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

          (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor, or any action taken with respect to this Agreement or any other Document or agreement by any trustee or receiver; or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

     9. TERMINATION; RELEASE. On the Termination Date (as defined below), this Agreement shall terminate and the Pledgee, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement and release of the security interest hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which all Obligations then due and payable or which may become due and payable have been paid in full.

     10. NOTICES, ETC. All notices and other communications hereunder shall be in the English language, shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, or sent by facsimile, addressed as follows:

          (i)       if to the Pledgee:

                         Bankers Trust Company
                         4 Albany Street
                         New York, NY  10006
                         Attention:  Stanley Burg
                         Fax:  (212)  250-6961
                         Telephone:  (212)  250-6526

                    with a copy to:

                         Allan L. Gropper, Esq.
                         White & Case LLP
                         1155 Avenue of the Americas
                         New York, NY  10036
                         Fax:  (212)  354-8113
                         Telephone:  (212)  819-8403

          (ii)      if to the Pledgor:

                         Health-Chem Corporation
                         460 Park Avenue
                         New York, NY  10022
                         Attention:  Mr. Marvin M. Speiser
                         Fax:  (212)  751-5653
                         Telephone:  (212)  751-5600

                    with a copy to:

                         Richard Lieb, Esq.
                         Kronish Lieb Weiner & Hellman LLP
                         1114 Avenue of the Americas
                         New York, NY  10036-7798
                         Fax:  (212)  479-6275
                         Telephone:  (212)  479-6020

     11. THE PLEDGEE. The obligations of the Pledgee with respect to the Collateral, interests therein and the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in the UCC and this Agreement.

     12. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, discharged or terminated in any manner whatsoever unless such change, waiver, discharge or termination is in writing duly signed by the Pledgor and the Pledgee.

     13. MISCELLANEOUS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 9, (ii) be binding upon the Pledgor, its successors and assigns; provided, however, that the Pledgor shall not assign any of its rights or obligations hereunder without the prior written consent of the Pledgee, and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, its successors, transferees and assigns. The headings of the several sections and subsections in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. In any proceedings relating to this Agreement, a statement as to any amount due to the Pledgee under this Agreement which is certified as being correct by an officer or agent of the Pledgee shall, save in the case of manifest error, be conclusive evidence that such amount is in fact due and payable.

     14. WAIVER OF JURY TRIAL. THE PLEDGOR AND THE PLEDGEE HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL
PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY
DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     15.  NO IMPLIED DUTIES.

     (a) The Pledgee shall not be obligated to perform or discharge any obligation of the Pledgor as a result of the pledge hereby effected.

     (b) The acceptance by the Pledgee of this Agreement, with all rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

     16. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). The Pledgor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Pledgor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been bought in an inconvenient forum.

     IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.


                                   HEALTH-CHEM CORPORATION,
                                        as Pledgor

                                   By:      /s/Marvin M. Speiser
                                        Name:  Marvin M. Speiser
                                        Title:  President

                                   HERCULITE PRODUCTS, INC.
                                        as Pledgor

                                   By:      /s/Marvin M. Speiser
                                        Name:  Marvin M. Speiser
                                        Title:  Chairman of the
                                                  Board

                                   HERCON ENVIRONMENTAL CORPORATION
                                        as Pledgor

                                   By:      /s/Marvin M. Speiser
                                        Name:  Marvin M. Speiser
                                        Title:  Chairman of the
                                                  Board


                                   BANKERS TRUST COMPANY,
                                        as Pledgee

                                   By:      /s/Stanley Burg
                                        Name:  Stanley Burg
                                        Title:  Vice President



10-K EXHIBIT 10.21